Exhibit 99.1

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [—] a.m. Eastern Standard Time, [—], 2013.

Vote by Internet

• Go to www.investorvote.com/ITC

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Special Meeting Proposals — The ITC Holdings Corp. Board of Directors recommends a vote FOR each of the following proposals:

			For	Against	Abstain

1.	To approve the Merger Agreement, dated as of December 4, 2011 (as may be amended or supplemented from time to time, the “Merger Agreement”), among Entergy Corporation, Mid South TransCo LLC, ITC Holdings Corp. and ITC Midsouth LLC.		☐	☐	☐

2.	To amend the Amended and Restated Articles of Incorporation of ITC Holdings Corp. to increase the number of authorized shares of ITC Holdings Corp. common stock from 100,000,000 to 300,000,000.		☐	☐	☐

3.	To approve the issuance of ITC Holdings Corp. common stock pursuant to the Merger Agreement. We currently expect, based on the number of outstanding shares of ITC Holdings Corp. common stock as of November 23, 2012 and assuming the ITC Holdings Corp. recapitalization takes the form of a one-time special dividend, that ITC Holdings Corp. will issue to Entergy Corporation shareholders approximately 52,772,253 shares of ITC Holdings Corp. common stock as a result of the transactions, although the precise number of shares will not be known until closer to the closing date of the merger and could be significantly impacted by the form of the ITC Holdings Corp. recapitalization.		☐	☐	☐

4.	To approve, by non-binding advisory vote, certain compensation arrangements for ITC Holdings Corp.’s named executive officers in connection with the merger contemplated by the Merger Agreement.		☐	☐	☐

5.	To adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve proposals (1), (2) and (3).		☐	☐	☐

Shareholder approval of proposals (1), (2) and (3) (the “Merger Proposals”) is necessary to effect the merger of ITC Midsouth LLC with and into Mid South TransCo LLC. The approval of each of the Merger Proposals is conditioned upon the approval of each of the other Merger Proposals.

Note: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

	Please indicate if you plan to attend the Special Meeting. ☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — ITC Holdings Corp.

Proxy Solicited by the ITC Holdings Corp. Board of Directors for the Special Meeting of Shareholders – [—], 2013

The undersigned hereby appoints Cameron M. Bready or Daniel J. Oginsky, or either of them, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of ITC Holdings Corp. common stock that the undersigned would be entitled to vote if then personally present at the Special Meeting of Shareholders of ITC Holdings Corp., to be held at the Company’s headquarters, 27175 Energy Way, Novi, Michigan on [—],[—], 2013, at [—] a.m., Eastern Daylight Time, and any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement/Prospectus dated [—], 2012 (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting. The undersigned ratifies that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)

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